DATED:  May 15th, 2002

                   HEALTH ANTI-AGING LIFESTYLE OPTIONS, INC.

                                   - and -

                     MONACO CAPITAL & COMMUNICATION S.A.M.

THIS CONSULTING AGREEMENT made as of the 15 day of May 2002.

BETWEEN:
          HEALTH ANTI-AGING LIFESTYLE OPTIONS. INC. of
          2461 Bellevue Avenue
          West Vancouver, BC
          Canada,  V7V 1E1
          (hereinafter referred to as the "Corporation") OF THE FIRST PART

          MONACO CAPITAL & COMMUNICATION S.A.M.  of
          Le Montaigne
          7, AV. De Grande-Bretagne
          Monte Carlo
          98000 Monaco
          (hereinafter referred to as the "Consultant") OF THE SECOND PART

WHEREAS the Corporation wishes to retain the Consultant for its business and the Consultant has agreed to provide such services to the Corporation.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, it is hereby agreed by and between the parties as follows:

                           ARTICLE 1
Definitions

1.1 For the purpose of this Agreement, "Consulting Services" shall mean the provision of but not limited to the following:

          Introduce the Corporation to financial contacts within its extensive network;

          Introduce Mr. Michael Woodman aka Jesse Dylan, the CEO of the Corporation to financing clients and contacts;

          Assist in developing new mailing sources and broker dealers from Germany and other European countries;

          Introduce new contacts and potential business opportunities developed over numerous years in business in Canada and abroad;

          Seek potential financings in Europe and North America;

          Assist to locate and develop new relationships with European fund managers and high net worth private individuals looking to invest in companies in North American Exchanges;

          Represent the Corporation throughout North America to improve corporate recognition and to dramatically increase the number of corporate shareholders;

          Assist to develop new sources of distribution to assist the Corporation in attaining its goal of more "global" representation in its investor portfolio;

          Seek out analysts and newsletter writers in Europe and North
          America.

                           ARTICLE 2

Engagement of the Consultant and Its Duties

2.1 The Corporation hereby engages the services of the Consultant and the Consultant hereby accepts the engagement of its services by the Corporation, subject to the terms and conditions hereinafter contained and subject to obtaining the necessary regulatory approval hereto.

2.2 The Consultant shall provide the Consulting Services to the Corporation in such manner as the Corporation and the Consultant may reasonably agree, and shall devote such of its time as is necessary to properly render the Consulting Services to the Corporation, and all its effort, skills, attention and energies during that time to the performance of its duties as herein set forth. In addition to the foregoing, the Consultant will ensure that the services to be provided will be carried out personally by Mr. Richard P. Genovese, principal shareholder of the Consultant. Any assistance provided to Mr. Genovese will be by qualified and competent employees or associates of the Consultant who are familiar with the Corporation's affairs, business and products.

2.3 The Corporation acknowledges that it is aware of the Consultant's many outside activities, duties and financial interests and agrees that the performance of such activities and duties and involvement of such financial interests will not be construed as a breach of this Agreement, provided that the Consultant provides the Consulting Services on a basis which does not impair the activities and business interests of either the Corporation or the Consultant.

2.4 In providing the Consulting Services, the Consultant will be relying upon information received from the Corporation, and will so disclose this fact in all communications. Written authorization in advance by specified representatives of the Corporation is required on any and all material sent out by the Consultant. The Corporation agrees to provide the Consultant with such information, financial records, documents and product information as may facilitate the performance of the Consulting Services by the Consultant.

2.5 In the event of any misstatements, misrepresentations or omissions in information as provided by the Corporation to the Consultant and as utilized by the Consultant in the performance of the Consulting Services that may result in liability to the Consultant, the Corporation agrees to indemnify and save harmless the Consultant against any such claims or liabilities.

2.6 The Consultant agrees that it will perform the Consulting Services in accordance with all applicable laws including, but not limited to applicable Securities Acts, their rules and regulations, and the rules and policies of any Stock Exchange or Stock Quotation Service as applicable.

2.7 The Consultant agrees to indemnify and save the Corporation harmless with respect to any claim, suit, proceedings or judgement, whether regulatory or of a court of competent jurisdiction arising from any breach of the Agreement by the Consultant.

2.8 The term of this Agreement shall be for a period of two (2) years commencing on the _______ day of May 2002. After the initial 24-month term, this Agreement may be renewable from year to year upon the written agreement of both parties. The indemnities provided herein at sections 2.5 and 2.7 will survive the termination of this Agreement.

2.9 The Consultant shall at all times be an independent contractor and not the servant or agent of the Corporation. No partnership, joint venture or agency will be created or will be deemed to be created by this Agreement or by any action of the parties under this Agreement. The Consultant is not an agent, servant or employee of the Corporation, nor shall it represent itself to have any such relationship with the Corporation. The Consultant shall be an independent contractor with control over the manner and means of its performance. Neither the Consultant nor its employees or agents shall be entitled to rights or privileges applicable to employees of the Corporation including, but not limited to, liability insurance, group insurance, pension plans, holiday paid vacation and other benefit plans which may be available from time to time between the Corporation and its employees.

                           ARTICLE 3
Compensation

3.1 The Corporation agrees to pay the Consultant, in consideration of the provision by the Consultant of the Consulting Services to the Corporation, the sum of Thirty Five Thousand (US$35,000) United States Dollars per month payable in advance of the month in which services are to be rendered such amount to be deducted from the advances as provided in Section 3.2.

3.2 The Corporation further agrees to pay the Consultant the sum of Two Hundred Fifty Thousand (US$250,000) United States Dollars upon execution of this Agreement from which the Consultant shall deduct the payments described in Section 3.1 and expenses to be incurred pursuant to the public relations program including reasonable disbursements which will include travel and accommodation expenses, printing and mailing costs, long-distance charges, outside services, and all other out-of-pocket expenses as the Corporation may agree incurred by the Consultant in the performance of its obligations pursuant to this Agreement. The Consultant agrees to provide the Corporation with support documentation for disbursements and expenses incurred where procurable. An accounting will be provided of the expenses incurred and paid from the advance. Any amount of the advance not utilized is fully refundable to the Corporation. From time to time when the $250,000 has been fully drawn down, the Corporation shall advance a further $250,000.

3.3 The Corporation agrees to grant the Consultant, subject to regulatory approval, a non-transferable option (the "Option") to purchase all or any part of up to five hundred thousand (500,000) common shares of its capital as fully paid and non-assessable freely trading shares at the same exercise price per share as incentive stock options being granted to its directors and management group. The Option shall be valid for a period of two (2) years from the date of grant. The Corporation will use its best efforts to file a resale registration statement with the Securities and Exchange Commission (the "SEC") to register the underlying shares from the exercise of the Option for resale under the Securities Act.



                           ARTICLE 4
Confidentiality

4.1 The Consultant will not, directly or indirectly, use, disseminate, disclose, communicate, divulge, reveal, publish, use for its own benefit, copy, make notes of, input into a computer data base or preserve in any way any confidential information relating to the Corporation or its subsidiaries, associates or affiliated corporations whether during the term of this Agreement or thereafter, unless it first received written permission to do so from an authorized officer of the Corporation.

4.2 For the purposes of this Agreement, "confidential information" is information disclosed to or acquired by the Consultant relating to the business of the Corporation, or its subsidiaries, associates or affiliated corporations, their projects or the personal affairs of their directors, officers and shareholders, including information developed or gathered by the Consultant which has not been approved by the Corporation for public dissemination. Confidential information does not include information in the public domain, information released from the provisions of this Agreement by written authorization of an authorized officer of the Corporation, information which is part of the general skill and knowledge of the Consultant and does not relate specifically to the business of the Corporation, and information which is authorized by the Corporation to be disclosed in the ordinary course or is required by law or applicable regulatory policy to be disclosed.

                           ARTICLE 5
Miscellaneous

5.1 Any notice required or permitted to be given hereunder shall be given by hand delivery, facsimile transmission or by registered mail, postage prepaid, addressed to the parties at their respective addresses as previously set forth and any such notices given by hand delivery or by facsimile transmission shall be deemed to have been received on the date of delivery or transmission and if given by prepaid registered mail, shall be deemed to have been received on the third business day immediately following the date of mailing. The parties shall be entitled to give notice of changes of addresses from time to time in the manner hereinbefore provided for the giving of notice.

5.2  Time shall be the essence of this Agreement.

5.3 The provisions of this Agreement shall inure to the benefit of and be binding upon the Corporation and the Consultant and their respective successors and assigns. This Agreement shall not be assignable by the Consultant.

5.4 This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto in connection with the subject matter hereof. No supplement, modification, waiver or termination of this Agreement shall be binding, unless executed in writing by the parties to be bound thereby.

5.5 This Agreement shall be governed by the laws of the Province of British Columbia.






IN WITNESS WHEREOF this Agreement has been executed by the parties.

                    ) HEALTH ANTI-AGING LIFESTYLE OPTIONS, INC.
                    )
                    )
                    )
                    )   Per: /s/
                    )        ---
                    )    Authorized Signatory
                    )
                    )
                    ) MONACO CAPITAL &
                    ) COMMUNICATION S.A.M.
                    )
                    )
                    )   Per: /s/
                    )        ---
                    )    Authorized Signatory